Exhibit 5.1

Sharewow Limited

(the “Company”)

UNANIMOUS WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

1	Initial Public Offering

1.1	It is noted that, based upon the desirability of having a public market for the securities of the Company, the Company proposes to offer for sale and issuance up to 4,312,500 ordinary shares of a par value of US$0.0001 of the Company (including 562,500 ordinary shares, which the several underwriters (“Underwriters”), for whom Kingswood Capital Partners, LLC is acting as representative (“Representative”), will have a 45-day option to purchase from the Company to cover over-allotments, if any) (“Ordinary Shares” and “Public Securities”), as further described in the Company’s registration statement on form F-1 (such registration statement, as it may be amended or supplemented, the “Registration Statement” and the prospectus or prospectuses forming a part thereof, the “Prospectus”) filed with the United States Securities and Exchange Commission (the “Securities and Exchange Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), such offering (the “Offering”) contingent upon, among other things, the Securities and Exchange Commission declaring effective the Registration Statement.

1.2	A draft of the Registration Statement has been provided to and reviewed and considered in detail by the directors of the Company (the “Directors”).

1.3	The terms of the Registration Statement and the Offering have been fully considered by the Directors. It is noted that it is in the Company’s commercial interests that the Company should approve the Registration Statement and the Offering.

1.4	Accordingly, it is unanimously resolved that:

(a)	it is in the Company’s commercial interests that the Company should approve the Registration Statement and the Offering;

(b)	the terms of the Offering be approved in all respects on behalf of the Company and the sale and issuance of the Public Securities in the Offering be authorised and approved, at such time and upon such other terms as are authorised by the following resolutions or as may hereafter be fixed or authorised by the Directors;

(c)	the Registration Statement be approved, subject to such amendments, supplements and additions thereto as any director of the Company and any officer of the Company (each, an “Authorised Person”) shall in such Authorised Person’s absolute discretion and sole opinion deem appropriate, the signature of such Authorised Person on the Registration Statement being due evidence for all purposes of such Authorised Person’s approval of any such amendment or addition and the final terms thereof on behalf of the Company;

(d)	any Authorised Person be authorised to make such changes to the Registration Statement and the Prospectus and any other document or instrument relating to the Offering or being executed in connection therewith; and

(e)	any Authorised Person be authorised to execute, deliver and file the Registration Statement and the Prospectus on behalf of the Company.

2	Underwriting Agreement

2.1	A draft of the underwriting agreement (the “Underwriting Agreement”) between the Company and the Representative of the Underwriters providing for, among other things, the sale and issuance of the Ordinary Shares has been provided to and reviewed and considered in detail by the Directors.

2.2	The terms of the Underwriting Agreement and the transactions and obligations contemplated by or referred to in the Underwriting Agreement have been fully considered by the Directors. It is noted that it is in the Company’s commercial interests that the Company should approve and enter into the Underwriting Agreement.

2.3	Accordingly, it is unanimously resolved that:

(a)	it is in the Company’s commercial interests that the Company should approve and enter into the Underwriting Agreement;

(b)	any Authorised Person be authorised to negotiate, execute and deliver the Underwriting Agreement with the Underwriters providing for, among other things, the issuance and sale of the Public Securities, and in such form and containing such customary provisions as such Authorised Person shall approve, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Company;

(c)	any Authorised Person be authorised to execute and deliver the Underwriting Agreement on behalf of the Company;

(d)	any Authorised Person be authorised to deliver to the Underwriters the Public Securities, upon the terms stated in the Underwriting Agreement, and to take such actions and execute such certificates and other documents necessary or reasonably required in connection with the sale and issuance of the Public Securities to the Underwriters, and to do all things any such Authorised Person may determine to be necessary, advisable or appropriate to carry out the terms of the Underwriting Agreement, such determination to be conclusively evidenced by the taking of any such action.

3	Reservation, Issuance and Delivery of the Securities

It is unanimously resolved that:

(a)	the Ordinary Shares to be offered and sold by the Company to the Underwriters in the Offering be reserved for issuance pursuant to the Underwriting Agreement;

(b)	when the Registration Statement has become effective and the Ordinary Shares have been duly registered or qualified for sale and issuance the Company will issue and sell to the Underwriters the Ordinary Shares referred to in the Underwriting Agreement, against payment therefor pursuant and subject to the terms and conditions of the Underwriting Agreement, and the Ordinary Shares so issued in accordance with the Underwriting Agreement and the amended and restated memorandum and articles of association of the Company (the “Amended and Restated Memorandum and Articles of Association”), will be validly issued as fully paid and non-assessable;

(c)	any Authorised Person be authorised to execute and deliver certificates evidencing the Ordinary Shares authorised by these resolutions, signed in the name of and on behalf of the Company, and to otherwise approve the form thereof, which may be book-entry, such approval to be conclusively evidenced by such Authorised Person’s original or fax signature appearing thereon or such book-entry delivery thereof;

(d)	any Ordinary Shares issued by the Company may be issued and qualified under The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System and may be un-certificated, to the extent so required, if at all, to enable such Ordinary Shares to be capable of being delivered pursuant to the DWAC (Deposit/Withdrawal At Custodian) System; and

(e)	entries be made in the Register of Members of the Company at the relevant time and any Authorised Person be authorised to take all such actions and execute all such documents on behalf of the Company as such Authorised Person may, in such Authorised Person’s sole discretion, consider necessary or desirable to effect the foregoing.

4	Listing on Nasdaq Capital Market

4.1	It is noted that the Company proposes that an application be made to Nasdaq Capital Market (the “Designated Stock Exchange”) for the listing of the Public Securities (“Listing”).

4.2	It is unanimously resolved that the Listing be authorised and approved and an application be made to the Designated Stock Exchange for the Listing of the Public Securities and any Authorised Person be authorised to prepare, execute and file the application and any listing agreements or documents required by the Designated Stock Exchange in connection therewith and to make such changes as may be necessary to conform with requirements for Listing, to appear (if requested) before officials of the Designated Stock Exchange, to pay any fees required for the Listing and to perform all other acts and things as any of them may determine to be necessary, advisable or appropriate to effect the Listing, including, but not limited to, filing any required registration statements with the Securities and Exchange Commission in connection therewith, such determination to be conclusively evidenced by the taking of any such action.

5	Uncertificated Securities

5.1	It is noted that the Public Securities will be listed on the Designated Stock Exchange.

5.2	It is noted that the Designated Stock Exchange has adopted rules and regulations that, among other things, require all securities listed on the Designated Stock Exchange to be eligible for Listing and transfer through a direct registration system operated by a registered clearing agency (“DRS”).

5.3	It is noted that in order to be eligible for Listing and transfer through DRS, the Company must be authorised to issue the Public Securities in uncertificated form.

5.4	It is noted that the Amended and Restated Memorandum and Articles of Association authorise the board of directors of the Company to provide that some or all of the Public Securities shall be issued as uncertificated securities.

5.5	Accordingly, it is unanimously resolved that some or all of the Public Securities shall be issued as uncertificated securities; provided that this resolution shall not apply to any shares of the Company issued prior to the date of these resolutions which are represented by physical share certificates until the certificate representing such shares is surrendered to the Company.

6	Forms of Certificates

6.1	Drafts of the forms of the certificates of the Public Securities (together, the “Certificates”) have been provided to and reviewed and considered in detail by the Directors.

6.2	It is unanimously resolved that:

(a)	each of the Certificates be adopted and approved in its entirety and any Authorised Person be authorised to substitute such certification with an entry into the book-entry account system of the registrar and transfer agent of the Company; and

(b)	the Ordinary Shares held in book-entry form will be governed by the terms of the applicable Certificate.

7	Ancillary Matters

It is further resolved that:

(a)	any Authorised Person be authorised to give, make, sign, execute (under hand or seal or as a deed) and deliver all of the documents referred to in these resolutions (the “Documents”) and any agreements, letters, notices, certificates, acknowledgements, receipts, authorisations, instructions, releases, waivers, proxies, appointments of agents for service of process and other documents (whether of a like nature or not) (“Ancillary Documents”) as may in the sole opinion and absolute discretion of any Authorised Person be considered necessary or desirable for the purpose of giving effect to, consummating or completing or procuring the performance and completion of the Offering;

(b)	any Authorised Person be authorised to do all such acts and things and to agree and pay all fees and expenses, as might in the sole opinion and absolute discretion of any Authorised Person be necessary or desirable for the purpose of giving effect to, consummating or completing or procuring the performance and completion of the Offering;

(c)	the Ancillary Documents be in such form as any Authorised Person shall in such Authorised Person’s absolute discretion and sole opinion approve, the signature of such Authorised Person on any of the Ancillary Documents being due evidence for all purposes of such Authorised Person’s approval of the terms thereof on behalf of the Company;

(d)	the Documents and Ancillary Documents (where required to be executed by the Company) be executed by the signature of any Authorised Person or, where required to be executed as a deed, be executed as a deed by any Authorised Person on behalf of the Company;

(e)	all the Documents and Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in the manner set out above;

(f)	any director of the Company be authorised to execute Director’s Certificates for the purposes of opinions to be issued by Maples and Calder (Cayman) LLP in such forms as such director shall determine; and

(g)	all prior actions taken by any Authorised Person and agent for and on behalf of the Company in connection with the Offering and the foregoing resolutions, including, but not limited to, the signing of any agreements, resolutions, deeds, letters, notices, certificates, acknowledgements, receipts, authorisations, instructions, releases, waivers, proxies and other documents (whether of a like nature or not) and the payment of all and any related fees and expenses be confirmed, ratified and approved in all respects.

(Signature Page follows)

Signature Page to Unanimous Written Resolutions of the Board of Directors of Sharewow Limited

Initial Public Offering - Pre-Closing Matters

/s/ Libin Kuang	/s/ Shuxun Huang
Libin Kuang	Shuxun Huang
Director	Director

Date: 29 September 2025	Date: 29 September 2025